Recruiter.com

On Friday, March 31, 2023, at 9:25:00 AM ET

Recruiter.com Announces Full Year 2022 Results

2022 Revenue Increased 14% Y/Y

NEW YORK, NY / ACCESSWIRE / March 31, 2023 / Recruiter.com Group, Inc. (NASDAQ:RCRT)(NASDAQ:RCRTW) ("Recruiter.com"), a recruiting solutions provider, today announced its financial results for the fourth quarter and full year ending December 31, 2022.

Evan Sohn, CEO of Recruiter.com, remarked, "Throughout 2022, our primary objectives were the seamless integration of acquisitions from the previous year, advancing our distinct product offerings and services, and promoting organic sales growth. In the latter half of the year, we strategically adapted to a complex economic landscape by restructuring our expenses and organizational infrastructure."

"As we progress, our focus is on providing high-margin, technology-driven services that promote near-term profitability while significantly reducing operational expenses. Our recently announced collaboration with Job Mobz and new Recruiter Upskilling platform mark pivotal milestones in our evolution towards innovative 'low- and no-touch' recruiting solutions."

Financial Results for the Full Year Ended December 31, 2022

- Revenue for the fiscal year ended December 31, 2022, totaled $25.4 million compared to $22.2 million for fiscal year 2021, an increase of 14% year-over-year.
- Gross Profit for the fiscal year ended December 31, 2022, totaled $8.7 million compared to $7.3 million for fiscal year 2021, an increase of 19% year-over-year.
- Operating Expenses for the fiscal year ended December 31, 2022, totaled $25.5 million compared to $24.2 million for fiscal year 2021, an increase of 5% year-over-year.
- Net Loss for the fiscal year ended December 31, 2022, totaled $16.5 million compared to $16.3 million for fiscal year 2021, an increase of 1% year-over-year.
- Net Loss per common share for the fiscal year ended December 31, 2022 totaled -$1.22, compared to a loss of -$1.90 for fiscal year 2021, a 36% decrease in loss year-over-year.

Recent Highlights

- Announced a client case study with First, a leading global brand experience agency, which Recruiter.com helped to grow its specialized talent pool.
- Created a ChatGPT content series including a complete ChatGPT training course and ebook that explores the impact of this powerful artificial intelligence technology on talent acquisition and recruiting, and a new learning platform for recruiters at Recruiting Classes.
- Formed a strategic partnership with hireEZ, the award-winning outbound recruiting platform, to provide the recruitment industry with an elevated level of efficiency and effectiveness when hiring talent.

Liquidity and Capital Resources

On December 31, 2022, Recruiter.com had $947 thousand in cash, cash equivalents, and marketable securities. Total Current Assets were $4.4 million. As of December 31, 2022, there were 16,277,764 common shares outstanding.

About Recruiter.com Group, Inc.

Recruiter.com is an on-demand recruiting platform providing flexible talent acquisition solutions that scale from startups to the Fortune 100. With an on-tap network of thousands of recruiting professionals and recruitment marketing automation, Recruiter.com helps businesses solve today's complex hiring challenges.

For investor information, visit https://investors.recruiter.com

Recruiter.com

Please follow social media channels for additional updates:

- LinkedIn Recruiter Network Group: https://www.linkedin.com/groups/42370/
- LinkedIn Company Page: https://www.linkedin.com/company/1240434
- Twitter Company Page: https://twitter.com/recruiterdotcom
- Facebook Company Page: https://www.facebook.com/RecruiterDotCom

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "predict" "forecast" "believe," "may," "estimate," "continue," "anticipates," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include continued demand for professional hiring, the accuracy of the Recruiter Index® survey, the impact of the COVID-19 pandemic on the job market and the economy as virus levels are again rising in many states, and the Risk Factors contained within our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statements publicly, whether as a result of new information, future developments, or otherwise, except as may be required by law.

- Tables Follow -

Recruiter.com Group, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31, 2022	December 31, 2021
ASSETS		
Current assets:		
Cash	$ 946,804	$ 2,584,062
Accounts receivable, net of allowance for doubtful accounts of $1,446,613 and $934,219, respectively	3,189,816	5,650,668
Accounts receivable - related parties	-	49,033
Prepaid expenses and other current assets	255,548	546,079
Total current assets	4,392,168	8,829,842
Property and equipment, net of accumulated depreciation of $17,210 and $2,982, respectively	61,340	481
Intangible assets, net	2,578,692	9,741,832

Recruiter.com

Goodwill	7,101,084	7,718,842
Total assets	$ 14,133,284	$ 26,290,997
Liabilities and Stockholders' Equity		
Current liabilities:		
Accounts payable	$ 1,569,814	$ 1,121,510
Accounts payable - related parties	-	163,672
Accrued expenses	911,386	1,285,339
Accrued compensation	410,957	1,551,162
Accrued interest	81,576	19,726
Contingent consideration for acquisitions	-	578,591
Deferred payroll taxes	2,484	81,728
Other liabilities	17,333	17,333
Loans payable - current portion, net of discount	3,700,855	1,712,387
Warrant liability for puttable warrants	600,000	-
Refundable deposit on preferred stock purchase	285,000	285,000
Deferred revenue	215,219	746,449
Total current liabilities	7,794,624	7,562,897
Loans payable - long term portion, net of discount	1,260,343	2,637,875
Total liabilities	9,054,967	10,200,772
Commitments and contingencies (Note 11)		
Stockholders' Equity:		
Preferred stock, Series D, $0.0001 par value; 2,000,000 shares authorized; no shares issued and outstanding as of December 31, 2022 and 2021	-	-
Preferred stock, Series E, $0.0001 par value; 775,000 shares authorized; 86,000 shares issued and outstanding as of December 31, 2022 and 2021	9	9
Preferred stock, Series F, $0.0001 par value; 200,000 shares authorized; no shares issued and outstanding as of December 31, 2022 and 2021	-	-

Recruiter.com

	2022	2021
Common stock, $0.0001 par value; 100,000,000 shares authorized; 16,277,764 and 14,566,420 shares issued and outstanding as of December 31, 2022 and 2021, respectively	1,629	1,457
Shares to be issued, 587,945 shares as of December 31, 2022 and 2021, respectively	59	59
Additional paid-in capital	74,332,161	66,948,340
Accumulated deficit	-69,255,541	-50,859,640
Total stockholders' equity	5,078,317	16,090,225
Total liabilities and stockholders' Equity	$ 14,133,284	$ 26,290,997

Recruiter.com Group, Inc. and Subsidiaries
Consolidated Statements of Operations

	Year Ended December 31, 2022	Year Ended December 31, 2021
Revenue (including related party revenue of $6,000 and $107,812, respectively)	$ 25,372,274	$ 22,184,112
Cost of revenue (including related party costs of $0 and $598,752, respectively)	16,624,690	14,909,389
Gross Profit	8,747,584	7,274,723
Operating expenses:		
Sales and marketing	725,687	472,213
Product development (including related party expense of $36,181 and $162,102, respectively)	1,358,675	1,152,433
Amortization of intangibles	3,650,206	2,741,008
Impairment expense	4,420,539	2,530,325
General and administrative (including share-based compensation expense of $4,106,040 and $5,400,975, respectively, and related party expenses of $19,825 and $132,253, respectively)	15,324,941	17,323,695
Total operating expenses	25,480,048	24,219,674
Loss from Operations	-16,732,464	-16,944,951
Other income (expenses):		
Interest expense (including related party interest expense of $0 and $30,466, respectively)	-965,323	-3,137,050
Initial derivative expense	-	-3,585,983
Change in fair value of derivative liability	-	7,315,580
Gain on debt extinguishment	1,205,195	24,925

Recruiter.com

Grant income	-	3,382
Net recognized loss on marketable securities	-	-1,424
Other Income (expense)	17,904	-9,094
Total other income	257,776	610,336
Loss before income taxes	-16,474,688	-16,334,615
Provision for income taxes	-	-
Net Loss	$ -16,474,688	$ -16,334,615
Deemed dividends	-1,921,213	-
Net loss attributable to common shareholders	$ -18,395,901	$ -16,334,615
Net loss per common share - basic and diluted	$ -1.22	$ -1.9
Weighted average common shares - basic and diluted	15,128,513	8,601,159

Recruiter.com Group, Inc. and Subsidiaries
Consolidated Statements Of Cash Flows

	Year Ended December 31, 2022	Year Ended December 31, 2021
Cash Flows From Operating Activities		
Net loss	$ -16,474,688	$ -16,334,615
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization expense	3,663,953	2,742,162
Bad debt expense	492,906	927,847
Gain on debt extinguishment	-1,205,195	-24,925
Equity based compensation expense	4,106,040	5,400,975
Recognized loss on marketable securities	-	1,424
Loan principal paid directly through grant	-	-2,992
Amortization of debt discount and debt costs	499,031	2,503,160
Warrant modification expense	152,244	12,624
Initial derivative expense	-	3,585,983
Impairment expense	4,420,539	2,530,325
Change in fair value of derivative liability	-	-7,315,580
Factoring discount fee and interest	179,303	-
Gain on sale of intangible assets	-250,000	-
Change in fair value of earn-out liability	26,604	35,294
Changes in assets and liabilities:		
Increase in accounts receivable	-1,581,422	-4,690,668

Recruiter.com

Decrease (increase) in accounts receivable - related parties	49,033	-7,909
Decrease (increase) in prepaid expenses and other current assets	253,149	-74,742
(Decrease) increase in accounts payable and accrued liabilities	-594,967	1,991,446
Decrease in accounts payable and accrued liabilities - related parties	-163,672	-746,756
Decrease in deferred payroll taxes	-79,244	-77,304
Increase in other liabilities	-	2,840
(Decrease) increase in deferred revenue	-531,231	525,767
Net cash used in operating activities	-7,037,617	-9,015,644
Cash Flows From Investing Activities:		
Capitalized software development costs	-1,325,491	-
Cash paid for acquisitions; net of cash acquired	-	-2,238,958
Proceeds from sale of intangible assets	1,050,000	-
Purchase of property and equipment	-74,606	-
Net cash used in investing activities	-350,097	-2,238,958
Cash Flows From Financing Activities:		
Proceeds from loans	4,077,127	250,000
Proceeds from convertible notes	-	2,153,200
Deferred offering costs	-	-78,038
Repayments of loans	-1,924,332	-723,611
Repayments of sale of future revenues	-	-10,904
Proceeds from factoring agreement	7,303,537	-
Repayments of factoring agreement	-3,705,876	-
Proceeds from common shares and warrants	-	13,800,000
Offering Costs	-	-1,651,889
Net cash provided by financing activities	5,750,456	13,738,758
Net increase (decrease) in cash	-1,637,258	2,484,156
Cash, beginning of year	2,584,062	99,906
Cash, end of year	$ 946,804	$ 2,584,062
Supplemental disclosures of cash flow information:		
Cash paid during the year for interest	$ 256,648	$ 240,980
Cash paid during the year for income taxes	$ -	$ -

Recruiter.com

Supplemental schedule of non-cash investing and financing activities:

Accounts receivable owed under factoring agreement collected directly by factor	$ 3,585,013	$ -
Purchase price measurement period adjustment to goodwill and accounts receivable	$ 35,644	$ -
Common shares issued to settle accrued liability	$ 409,036	$ -
Original issue discount deducted from convertible note proceeds	$ -	$ 342,554
Debt discount on warrants granted with notes	$ 1,632,842	$ -
Debt costs deducted from convertible note proceeds	$ -	$ 334,800
Notes and accrued interest converted to common stock	$ -	$ 4,557,718
Notes payable and accrued interest exchanged for debentures	$ -	$ 252,430
Accounts payable paid with common stock	$ -	$ 140,000
Accrued compensation paid with common stock	$ -	$ 16,425
Warrant derivative liability extinguished	$ -	$ 10,182,476
Write off of right-of-use asset and lease liability	$ -	$ 103,953
Deferred offering costs charged to additional paid-in capital	$ -	$ 78,038
Common stock issued/to be issued for asset acquisitions	$ -	$ 11,340,284
Earn-out liability consideration for acquisition	$ -	$ 543,297
Loans issued as consideration for acquisitions	$ -	$ 4,750,000
Shares issued for Upsider earn-out liability	$ -	$ 1,394,768
Warrant derivative liability at inception recorded as debt discount	$ -	$ 2,374,076
Prepayment of shares issued for services	$ -	$ 237,382

SOURCE: Recruiter.com Group, Inc.